Exhibit 5.2

March 22, 2016

Vanguard Natural Resources, LLC

5847 San Felipe, Suite 3000

Houston, Texas 77057

Ladies and Gentlemen:

We have acted as special Kentucky counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation and filing of that certain Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company, VNR Finance Corp., a Delaware corporation (“Finance”), Vanguard Natural Gas, LLC, a Kentucky limited liability company (“VNG”), VNR Holdings, LLC, a Delaware limited liability company (“Holdings”), Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Pipeline”), Vanguard Operating, LLC, a Delaware limited liability company (“Operating”), Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation (“Eagle Rock Energy”), Eagle Rock Upstream Development Company II, Inc., a Delaware corporation (“Eagle Rock Upstream”), Eagle Rock Acquisition Partnership II, L.P., a Delaware limited partnership (“Eagle Rock Acquisition), Eagle Rock Energy Acquisition Co., Inc., a Delaware corporation (“Energy Acquisition”), Eagle Rock Upstream Development Company, Inc., a Delaware corporation (“Eagle Rock Upstream Development”), Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership (“Acquisition Partnership”), Escambia Operating Co. LLC, a Delaware limited liability company (“Escambia Operating”), and Escambia Asset Co. LLC, a Delaware limited liability company (“Escambia Asset” and, together with Holdings, Pipeline, Operating, Eagle Rock Energy, Eagle Rock Upstream, Eagle Rock Acquisition, Energy Acquisition, Eagle Rock Upstream Development, Acquisition Partnership and Escambia Operating, the “Delaware Guarantors”) with the Securities and Exchange Commission (the “Commission”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(i)                 common units representing limited liability company interests in the Company (the “Units”);

(ii)               debt securities, which may be co-issued by Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(iii)             guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”) and VNG (the “Kentucky Guarantee” and, together with the Delaware Guarantees, the “Guarantees”);

Vanguard Natural Resources, LLC

March 22, 2016

(iv)             Series A Cumulative Redeemable Perpetual Preferred Units of the Company (the “Series A Preferred Units”);

(v)               Series B Cumulative Redeemable Perpetual Preferred Units of the Company (the “Series B Preferred Units”); and

(vi)             Series C Cumulative Redeemable Perpetual Preferred Units of the Company (the “Series C Preferred Units” and, together with the Series A Preferred Units and the Series B Preferred Units, the “Preferred Units”).

The Units, Debt Securities, Guarantees and Preferred Units are collectively referred to herein as the “Securities.”

We have examined (i) the Registration Statement, including the Prospectus contained in the Registration Statement (the “Prospectus”), (ii) the form of Senior Indenture (the “Senior Indenture”) incorporated by reference in the Registration Statement, (iii) the form of Subordinated Indenture related to the Debt Securities (the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures”) incorporated by reference in the Registration Statement, (iv) the formation documents and agreements of VNG and (v) such other certificates, statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Company and VNG and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

1.                  All information contained in all documents reviewed by us is true and correct;

2.                  All signatures on all documents examined by us are genuine;

3.                  All documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

4.                  Each of the Company, Finance and the Delaware Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware;

5.                  VNG is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Kentucky;

6.                  The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

7.                  A Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

Vanguard Natural Resources, LLC

March 22, 2016

8.                  The Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto.

9.                  All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

10.              A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

11.              Any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

With respect to the Kentucky Guarantee, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, Finance, the Delaware Guarantors and VNG, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, Finance, the Delaware Guarantors and VNG, as applicable, upon payment of the consideration thereof or provided for therein, the Kentucky Guarantee will constitute a valid and legally binding obligation of VNG, enforceable against VNG in accordance with its terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity, whether asserted at law or in equity.

The opinions expressed herein are qualified in the following respects:

1.                  This opinion is limited in all respects to the laws of the Commonwealth of Kentucky, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions and the applicable judicial and regulatory determinations interpreting these laws. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

2.                  We express no opinion as to provisions of the Guarantees that (a) bind VNG as principal obligor or (b) preserve the obligations of VNG despite any modification of the principal obligations in a manner prejudicial to VNG without its consent or the illegality, invalidity or unenforceability of the principal obligations against the principal obligors for reasons other than their bankruptcy or incapacity.

Vanguard Natural Resources, LLC

March 22, 2016

3.                  We express no opinion concerning any waiver of the right of subrogation contained in the Guarantees as well as certain other waivers contained therein that cannot be effectively waived under applicable law. We express no opinion as to the effectiveness of any provisions in the Guarantees purporting to automatically reinstate any indebtedness that is subject to avoidance as a preference or fraudulent conveyance in any bankruptcy action.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ WYATT, TARRANT & COMBS, LLP